                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                   FORM 8-A/A

                                 AMENDMENT NO. 5

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                             ASPEN TECHNOLOGY, INC.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  04-2739697
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. employer identification no.)

TEN CANAL PARK, CAMBRIDGE, MASSACHUSETTS                   02141
----------------------------------------    ------------------------------------
(Address of principal executive offices)                 (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: ______________
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                  Name of Each Exchange on Which
To be So Registered                  Each Class is to be Registered
-------------------                  ------------------------------

None                                 None

Securities to be registered pursuant to Section 12(g) of the Act:

      Rights to Purchase Series A Participating Cumulative Preferred Stock
      --------------------------------------------------------------------
                                (Title of Class)


         The undersigned registrant hereby amends the following items, exhibits and portions of its registration statement on Form 8-A dated October 9, 1997 as set forth in the pages attached hereto.

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Item 1 of the Form 8-A dated October 9, 1997 (as amended to date, the "Form 8-A") filed by Aspen Technology, Inc. (the "Company") is hereby further amended to include the following:

         On May 9, 2002, the Company amended its Rights Agreement, dated March 12, 1998 and amended October 26, 2001, February 6, 2002 and March 19, 2002, by entering into Amendment No. 4 to the Rights Agreement dated May 9, 2002 (the "Amendment"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

         The definition of "Exempt Person" set forth in Section 1 of the Rights Agreement has been amended to define an "Exempt Person" to mean certain investors and their transferees who have purchased or acquired (a) shares of the Company's Series B-I Convertible Preferred Stock and Series B-II Convertible Preferred Stock, (b) shares of the Company's Common Stock issued or issuable pursuant to a securities purchase agreement dated May 9, 2002, or (c) warrants issued in connection with the Company's private placements of such securities, as more fully described in such amendment.

         A copy of the Amendment is attached hereto as Exhibit 4.7 and is incorporated herein by reference. The foregoing description of the change to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended.

ITEM 2.       EXHIBITS

Item 2 of the Form 8-A is hereby amended by adding the following exhibit attached hereto:

     Exhibit No.    Description
     -----------    -----------
         4.7        Amendment No. 4, dated as of May 9, 2002, to the Rights
                    Agreement dated as of March 12, 1998 between Aspen
                    Technology, Inc. and American Stock Transfer and Trust
                    Company, as Rights Agent.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 31, 2002                         ASPEN TECHNOLOGY, INC.


                                            By: /s/ Lisa W. Zappala
                                                --------------------------------
                                                Lisa W. Zappala
                                                Senior Vice President and
                                                Chief Financial Officer